                                                                    EXHIBIT 4.26


                                                                  LOAN NO. T0388


                                 LOAN AGREEMENT


STATE OF LOUISIANA                 )
                                   )
PARISH OF CALCASIEU                )


STATE OF GEORGIA                   )
                                   )
COUNTY OF COBB                     )


       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the parties listed below, who, after being duly sworn, did state:

       THIS LOAN AGREEMENT (this "Agreement") is made and entered into as of July 1, 1996, by and between COBANK, ACB ("CoBank") and CTC FINANCIAL, INC., a corporation formed and existing under the laws of the State of Louisiana (the "Borrower").

       SECTION 1. THE LOAN. On the terms and conditions set forth in this Agreement, and subject to Section 11, CoBank agrees to make a loan to the Borrower, by means of a single advance, in a principal amount not to exceed $13,000,000 (the "Loan").

       SECTION 2. PURPOSES AND USE OF PROCEEDS. The proceeds of the Loan shall be reloaned by the Borrower to Mercury Cellular Telephone Company ("MCTC") to be used by MCTC in an amount not to exceed $13,000,000, to reloan to Mississippi One Cellular Telephone Company ("Mississippi One"), an affiliate of MCTC, to be used by Mississippi One to finance its acquisition of the assets of Northland Cellular Telephone Corporation. The Borrower agrees that the proceeds of the Loan shall be used only for the purposes set forth in this
Section 2.

       SECTION 3. AVAILABILITY. Subject to Section 11, the Loan will be made on any day on which CoBank is open for business (a "Business Day"), except any day when Federal Reserve Banks are closed, by wire transfer of immediately available funds to such account or accounts as the Borrower may designate; provided that an authorized officer of the Borrower shall have provided CoBank with at least two Business Days' prior written notice of the date on which the Loan is to be made (the "Funding Date"), and the Funding Date so designated shall not be later than July 31, 1996.

Loan Agreement/CTC Financial
Loan No. T0388


       SECTION 4.  INTEREST AND FEES.

              (A) RATE OPTIONS; ETC. The unpaid principal balance of the Loan shall accrue interest at the rate or rates determined or selected by the Borrower in accordance with this Subsection (A).

                     (1) VARIABLE RATE OPTION. As to any portion of the unpaid principal balance of the Loan selected by the Borrower (any such portion, and any portion selected pursuant to Subsection (A)(2), a "Portion" of the Loan), interest shall accrue pursuant to this variable rate option at a variable annual interest rate (the "Variable Rate") equal at all times to the National Variable Rate (as hereinafter defined) less 0.25%. The term "National Variable Rate" shall mean the rate of interest established by CoBank from time to time as its National Variable Rate. The National Variable Rate is intended by CoBank to be a reference rate, and CoBank may charge other borrowers rates at, above, or below that rate. Any change in the National Variable Rate shall take effect on the date established by CoBank as the effective date of such change, and CoBank shall notify the Borrower promptly after any such change.

                     (2)    FIXED RATE OPTIONS.

                            (A) TREASURY RATE OPTION. As to any Portion or Portions of the Loan selected by the Borrower, interest shall accrue pursuant to this fixed rate option at a fixed annual interest rate (a "Treasury Rate") equal to the sum of the U.S. Treasury Rate (as hereinafter defined) plus a margin (the "Treasury Margin") equal to 1.75% (subject to Subsection (B)). Under this option, the interest rate on any Portion of the Loan, in minimum amounts of $100,000, may be fixed for a period (any such period, and any period selected pursuant to Subsection
              (A)(2)(b), an "Interest Period") of one year or more but not beyond the Maturity Date (as defined in Section 5); provided, however, that such Interest Period may expire only on a Business Day; and provided further, however, that each Portion of the Loan accruing interest at a Treasury Rate shall be repaid in part as provided in Section 5 on each Payment Date (as defined in Section
              5) occurring during its applicable Interest Period. The term "U.S. Treasury Rate" shall mean the yield to maturity on U.S. Treasury instruments having the same maturity as the last day of the Interest Period selected, as indicated by Telerate (page 5) at approximately 9:30 a.m., Eastern time, on the date the interest rate is fixed. If, however, no yield is available for the period selected, then the interest rate shall be interpolated based on the interest rates quoted for the next longest and shortest periods of time. In the event Telerate ceases to provide such quotations or materially changes the form or substance of page 5 (as determined by CoBank), then CoBank will notify the

Loan Agreement/CTC Financial
Loan No. T0388


              Borrower and the parties hereto will agree upon a substitute basis for obtaining such quotations.

                            (B) QUOTED RATE OPTIONS. As to any Portion or Portions selected by the Borrower, interest shall accrue pursuant to this quoted fixed rate option at a fixed annual interest rate (a "Quoted Rate") equal to the rate quoted by CoBank, in its sole and absolute discretion, on the date any such Portion is to be fixed pursuant to this option for the Interest Period selected by the Borrower for such Portion. Under this option, each Portion so fixed for any separate Interest Period must be in a minimum amount of $100,000 and Portions may be fixed for Interest Periods ranging from five days to the Maturity Date; provided, however, that Interest Periods may expire only on a Business Day; and provided further, however, that each Portion of the Loan accruing interest at a Quoted Rate shall be repaid in part as provided in
              Section 5 on each Payment Date occurring during its applicable Interest Period.

                          (3) SELECTION AND CHANGES OF RATES. The Borrower shall select the initial interest rate or rates at the time it gives CoBank written notice of the Funding Date pursuant to Section 3. The Borrower may, on any Business Day, elect to have one of the fixed rate options apply to any Portion of the Loan then accruing interest at the Variable Rate. With respect to any Portion of the Loan accruing interest pursuant to one of the fixed rate options, the Borrower may, subject to Subsection (A)(2), on the last day of the Interest Period for such Portion, elect to fix the interest rate accruing on such Portion for another Interest Period pursuant to one of the fixed rate options. In the absence of any such election, interest shall automatically accrue on such Portion of the Loan at the Variable Rate. From time to time the Borrower may elect on a Business Day and upon payment of the Surcharge (as defined in, and calculated pursuant to, Section 6) to convert all, but not part, of any Portion of the Loan accruing interest pursuant to one of the fixed rate options to accrue interest at the Variable Rate or pursuant to another fixed rate option for an Interest Period as provided in Subsection (A)(2). Except for the initial selection, all interest rate selections provided for herein shall be made by telephonic or written request of an authorized employee of the Borrower by 12:00 noon, Eastern time, on the relevant day.

                          (4) ACCRUAL OF INTEREST. Interest shall accrue pursuant to the one of the fixed rate options from and including the first day of the applicable Interest Period to but excluding the last day of the Interest Period. If the Borrower elects to refix the interest rate on any Portion of the Loan pursuant to Subsection
         (A)(3), the first day of the new Interest Period shall be the last day of the preceding Interest Period. In the absence of any such election, interest shall accrue on such Portion at the Variable Rate from and including

Loan Agreement/CTC Financial
Loan No. T0388


         the last day of such Interest Period. If the Borrower elects to convert from one of the fixed rate options to the Variable Rate or to another fixed rate upon payment of the Surcharge as provided in Subsection (A)(3), interest at the existing fixed rate shall accrue through the day before such conversion and either (i) the first day of any new Interest Period shall be the date of such conversion, or (ii) interest at the Variable Rate shall accrue on the Portion of the Loan so converted from and including the date of conversion.

                 (B) MARGIN ADJUSTMENTS. Notwithstanding the foregoing, if the spread between CoBank's cost of funds (as determined by CoBank in accordance with its methodology) and the U.S. Treasury Rate for any Interest Period selected by the Borrower pursuant to Subsection (A) should widen (or lessen) from the spread in effect for the same period of time on June 5, 1996, then the Treasury Margin may be adjusted upward (or downward) at CoBank's discretion to reflect any such change. No adjustment shall be applied retroactively to any Portion of the Loan prior to the end of the Interest Period for such Portion.

                 (C) PAYMENT AND CALCULATION. The Borrower shall pay interest monthly in arrears by the 20th day of the following month, upon any prepayment and at maturity. Interest shall be calculated on the actual number of days the Loan, or any part thereof, is outstanding on the basis of a year consisting of 360 days. In calculating accrued interest, the date the Loan is made shall be included and the date any principal amount of the Loan is repaid or prepaid shall be excluded as to such amount.

                 (D) DEFAULT RATE. If prior to maturity the Borrower fails to make any payment or investment required to be made under the terms of this Agreement or the CoBank Note (including this Section 4) or the CoBank Note (as defined in Section 7), then, at CoBank's option in each instance, such payment or investment shall accrue interest at 4% per annum in excess of the Variable Rate. After maturity, whether by reason of acceleration or otherwise, the unpaid principal balance of the Loan shall automatically accrue interest at 4% per annum in excess of the Variable Rate. All interest provided for in this Subsection (D) shall be payable on demand and shall be calculated from and including the date such payment was due to but excluding the date paid on the basis of a year consisting of 360 days.

                 (E) ORIGINATION FEE. The Borrower shall pay to CoBank a non-refundable origination fee in the amount of $65,000, of which $10,000 was paid by the Borrower upon acceptance of CoBank's commitment letter, dated June 5, 1996, relating to the Loan.

         SECTION 5. PRINCIPAL REPAYMENT AND MATURITY. The outstanding principal balance of the Loan on July 31, 1996 shall be repaid in ninety-six
(96) consecutive equal monthly installments, due on the 20th day of each month (each, a "Payment Date"), commencing on August 20, 1996, with the last such installment due on July 20, 2004 (the "Maturity Date").

Loan Agreement/CTC Financial
Loan No. T0388



Any Portion of the Loan accruing interest at the Variable Rate and each Portion of the Loan accruing interest at a Treasury Rate or a Quoted Rate shall be reduced by an amount equal to the amount of each installment payment made pursuant to this Section 5 multiplied by a fraction, the numerator of which is the outstanding principal balance of such Portion immediately prior to such payment and the denominator of which is the total outstanding principal balance of the Loan immediately prior to such payment. On the Maturity Date, the amount of the then unpaid principal balance of the Loan and any and all other amounts due and owing hereunder or under any other Loan Document shall be due and payable. If any Payment Date is not a Business Day, then the principal installment then due shall be paid on the next Business Day and shall continue to accrue interest until paid.

         SECTION 6. PREPAYMENT. The Borrower may, on one Business Day's prior written notice, (i) prepay in full or in part any Portion of the Loan accruing interest at the Variable Rate, and (ii) prepay in full (but not in part) any Portion of the Loan accruing interest pursuant to one of the fixed rate options. Any prepayment shall be applied in such a manner as to reduce the amount owing on each remaining principal installment due pursuant to Section 5 by a percentage determined by dividing the amount prepaid by the total unpaid principal balance of the Loan immediately prior to such prepayment. For purposes of calculating the surcharge provided in this Section 6, but not for purposes of reducing amounts due on each Payment Date, conversion of a Portion of the Loan accruing interest pursuant to one of the fixed rate options to a different rate pursuant to Section 4(A)(3) shall be deemed a prepayment in full of that Portion of the Loan. Notwithstanding the foregoing, upon any prepayment of any Portion of the Loan accruing interest pursuant to one of the fixed rate options, and as a condition to any voluntary prepayment, the Borrower shall pay to CoBank, on the date of such prepayment, a surcharge (the "Surcharge") determined and calculated as follows:

                 (A) Determine the difference between: (i) CoBank's cost of funds (determined in accordance with its standard methodology) on the date the interest rate was fixed to fund the Portion of the Loan being prepaid; minus (ii) CoBank's cost of funds (determined in accordance with such methodology) on the date of prepayment to fund a new loan with a maturity equal to the remainder of the selected Interest Period of the Portion of the Loan being prepaid. If such difference is negative, then no Surcharge is payable.

                 (B) If such difference is positive, divide the result determined in Subsection (A) by 12.

                 (C) For each month or part thereof during which the Portion of the Loan being prepaid was scheduled to have been outstanding, multiply the amount determined in Subsection (B) by that part of the Portion of the Loan being prepaid that was scheduled to have been

Loan Agreement/CTC Financial
Loan No. T0388


outstanding during such month (such that there is a monthly calculation for each month during which the Portion of the Loan being prepaid was scheduled to have been outstanding).

                 (D) Determine the present value of each monthly calculation made under Subsection (C) based upon the scheduled time that interest on the Portion of the Loan being prepaid would have been payable and a discount rate equal to the rate set forth in Subsection (A)(ii).

                 (E)      Add all of the calculations made under Subsection
(D).  The result shall be the Surcharge.

         SECTION 7. NOTE. The Borrower's obligation to repay the Loan shall be evidenced by a promissory note in form and content acceptable to CoBank and the Borrower (as the same may be amended, supplemented, extended or restated from time to time, and any promissory note that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, the "CoBank Note").

         SECTION 8. MANNER AND TIME OF PAYMENT. If any date on which payment is due hereunder is not a Business Day, the payment shall be made on the next succeeding Business Day. The Borrower shall make each payment under this Agreement and under the CoBank Note by wire transfer of immediately available funds or by check. Wire transfers shall be made to the Federal Reserve Bank of Kansas City for advice to and credit of CoBank, Federal Reserve Bank account number 3070-88-75-4 (or to such other account as CoBank may designate by notice) with sufficient information to identify the source and application of such funds. The Borrower shall give CoBank telephonic notice no later than 12:00 noon, Eastern time, of its intent to pay by wire transfer. Wire transfers received after 3:00 p.m., Eastern time, shall be credited on the next Business Day. Checks shall be mailed or delivered to CoBank at Department 167, Denver, Colorado 80291-0167 (or to such other address as CoBank may designate by notice). Credit for payment by check will not be given until the next Business Day after receipt of the check or the actual receipt of immediately available funds, whichever is later.

         SECTION 9. CAPITALIZATION. The Borrower agrees to purchase such equity in CoBank as CoBank may from time to time require in accordance with its bylaws and capital plan; provided, however, that CoBank may not require the Borrower to purchase equity in CoBank in an amount greater than 13% of the portion of CoBank's five-year average risk-adjusted asset base attributable to loans made by CoBank to the Borrower. In connection with the foregoing, the Borrower hereby acknowledges receipt, prior to the execution of this Agreement, of CoBank's bylaws, a written description of the terms and conditions under which the equity is issued, CoBank's Loan-Based Capital Plan, CoBank's most recent annual report, and if more recent than CoBank's latest annual report, its latest quarterly report. The Borrower hereby consents and

Loan Agreement/CTC Financial
Loan No. T0388


agrees that the amount of any distributions with respect to its patronage with CoBank that are made in qualified written notices of allocation (as defined in 26 U.S.C. Section 1388) and that are received by the Borrower from CoBank, will be taken into account by the Borrower at the stated dollar amounts whether the distribution is evidenced by a Participation Certificate or other form of written notice that such distribution has been made and recorded in the name of the Borrower on the records of CoBank. All such investments and all other equities which the Borrower may now own or hereafter acquire or be allocated in CoBank shall be subject to a statutory first lien in favor of CoBank.

         SECTION 10. SECURITY. The Loan and the CoBank Note are secured by an assignment of that certain Promissory Note, dated of even date herewith, made by MCTC to the order of the Borrower, in the original principal amount of $13,000,000 (as the same may be amended, supplemented, extended or restated from time to time, and any promissory note that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor, "MCTC Note").

         The Loan is guaranteed by that certain Continuing Guaranty, dated as of April 20, 1995, made by MCTC for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of even date herewith (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "MCTC Guaranty").
The Loan, the CoBank Note, the MCTC Note and MCTC Guaranty are secured by (a) that certain Multiple Indebtedness Mortgage, dated as of April 20, 1995, made by MCTC to CoBank, as beneficiary of the MCTC Guaranty and the holder of the CoBank Note and the MCTC Note, as amended by that certain First Amendment and Supplement to Multiple Indebtedness Mortgage, dated as of even date herewith (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "Mortgage"), pursuant to which MCTC has granted to CoBank a first priority lien and security interest in all of its now owned or hereafter acquired real property; (b) that certain Security Agreement, dated as of April 20, 1995, made by MCTC to CoBank, as beneficiary of the MCTC Guaranty and holder of the CoBank Note and the MCTC Note, as amended by that certain First Amendment and Supplement to Security Agreement, dated as of even date herewith (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "Security Agreement"), pursuant to which MCTC shall grant to CoBank a first priority security interest in all of its now owned or hereafter acquired tangible and intangible personal property (including, without limitation, to the extent permitted by law, all licenses and permits issued by the Federal Communications Commission ("FCC")), subject to such exceptions as are therein permitted; and
(c) that certain Pledge Agreement, dated as of April 20, 1995, by and between MCTC and CoBank, as beneficiary of the MCTC Guaranty and as holder of the CoBank Note and the MCTC Note, as amended by that certain First Amendment and Supplement to Pledge Agreement, dated as of even date herewith (as so amended and as the same hereafter may be amended,

Loan Agreement/CTC Financial
Loan No. T0388


supplemented, extended or restated from time to time, the "MCTC Pledge Agreement"), pursuant to which MCTC has pledged, on a first priority basis, all of its now owned or hereafter acquired capital stock of Mercury Cellular of Kansas, Inc.

         The Loan, the CoBank Note, the MCTC Note and the MCTC Guaranty are guaranteed by those certain Limited Recourse Continuing Guaranties, each dated as of April 20, 1995, each as amended by that certain First Amendment and Supplement to Limited Recourse Continuing Guaranty, dated as of even date herewith, made by (I) Cameron Communications Corporation ("CCC") for the benefit of CoBank (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "CCC Limited Recourse Guaranty"), and (II) Mercury, Inc. ("Mercury") for the benefit of CoBank (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "Mercury Limited Recourse Guaranty").

         The Loan, the CoBank Note, the MCTC Note, the MCTC Guaranty, and the CCC Limited Recourse Guaranty are secured by that certain Pledge Agreement, dated as of April 20, 1995, by and between CCC and CoBank, as beneficiary of the MCTC Guaranty and the CCC Limited Recourse Guaranty and as holder of the CoBank Note and MCTC Note, as amended by that certain First Amendment and Supplement to Pledge Agreement, dated as of even date herewith (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "CCC Pledge Agreement"), pursuant to which CCC has pledged, on a first priority basis, all of its now owned or hereafter acquired capital stock in MCTC. The Loan, the CoBank Note, the MCTC Note, the MCTC Guaranty and the Mercury Limited Recourse Guaranty are secured by that certain Pledge Agreement, dated as of April 20, 1995, by and between Mercury and CoBank, as beneficiary of the MCTC Guaranty and the Mercury Limited Recourse Guaranty and as holder of the CoBank Note and the MCTC Note, as amended by that certain First Amendment and Supplement to Pledge Agreement, dated as of even date herewith (as so amended and as the same hereafter may be amended, supplemented, extended or restated from time to time, the "Mercury Pledge Agreement"), pursuant to which Mercury has pledged, on a first priority basis, all of its now owned or hereafter acquired capital stock in MCTC.

         SECTION 11. CONDITIONS PRECEDENT. CoBank's obligation to make the Loan is subject to the satisfaction of each of the following conditions precedent on or before the Funding Date:

                 (A) LOAN DOCUMENTS. That CoBank receive duly executed originals of this Agreement, the CoBank Note, the MCTC Note, duly assigned to it, the MCTC Guaranty, the Mortgage, the Security Agreement, the CCC Limited Recourse Guaranty, the CCC Pledge Agreement, the Mercury Limited Recourse Guaranty, the Mercury Pledge Agreement, and all other instruments and documents contemplated hereby or thereby (collectively, the "Loan Documents").

Loan Agreement/CTC Financial
Loan No. T0388



                 (B) AUTHORIZATION. That CoBank receive copies of all corporate documents and proceedings of the Borrower, MCTC, CCC and Mercury authorizing the execution, delivery, and performance of the Loan Documents to which each is a party, certified by appropriate officers of such entities.

                 (C) APPROVALS. That CoBank receive evidence satisfactory to it that all federal and state consents and approvals (including, without limitation, all regulatory approvals) which are necessary for, or required as a condition of, the validity and enforceability of the Loan Documents or the creation or perfection of the liens and security interests identified in
Section 10 have been obtained and are in full force and effect.

                 (D) OPINIONS OF COUNSEL. That CoBank receive opinions of counsel for the Borrower, MCTC, CCC and Mercury (who shall be mutually acceptable to CoBank) in form and content acceptable to all parties.

                 (E) FEES AND EXPENSES. That the Borrower pay the remainder of the origination fee set forth in Section 4(E) and the costs and expenses required to be paid by the Borrower pursuant to Section 20.

                 (F) PERMITS. That CoBank receive evidence satisfactory to it that the Borrower and MCTC possesses all necessary operating permits, authorizations, approvals, and the like which are material to the conduct of the Borrower's business or which may otherwise be required by law.

                 (G) INSURANCE. That CoBank receive evidence of insurance by the Borrower in such amounts and covering such risks as are usually carried by companies in the same or similar business.

                 (H) ENVIRONMENTAL MATTERS. That CoBank receive from MCTC an environmental checklist on a form prescribed by CoBank covering all real property owned or leased by MCTC and copies of MCTC's environmental records and procedures, all of such information to be satisfactory to CoBank in its sole discretion.

                 (I) PERFECTION AND PRIORITY OF LIENS. That CoBank receive an opinion of counsel in form and content acceptable to it to the effect that, as of the Funding Date, CoBank has a duly perfected security interest or lien in all collateral covered by the Mortgage, the Security Agreement, the CCC Pledge Agreement and the Mercury Pledge Agreement subject in each case to no prior liens other than as may be permitted under any such document.

Loan Agreement/CTC Financial
Loan No. T0388


                 (J) NO MATERIAL ADVERSE CHANGE. That from December 31, 1995, to the Funding Date there shall not have occurred any event which has had or could have a Material Adverse Effect (as hereinafter defined) on the Borrower or MCTC. For purposes of this Agreement, the term "Material Adverse Effect" when used with reference to any entity shall mean a material adverse effect on the condition, financial or otherwise, operations, properties or business of such entity or on the ability of such entity to perform its obligations under the Loan Documents to which it is a party.

                 (K) NO INJUNCTION. That no court or other government body or public authority shall have issued an order which shall then be in effect restraining or prohibiting the completion of the transactions contemplated hereby.

                 (L) CLOSING CERTIFICATE. That CoBank receive a certificate, in the form attached hereto as Exhibit A, dated the Funding Date, signed by officers of the Borrower, MCTC, CCC and Mercury as CoBank shall request acceptable to CoBank, certifying as to the truth and accuracy of the representations and warranties of the Borrower, MCTC, CCC and Mercury under the Loan Documents to which each is a party, the satisfaction of each of the conditions applicable to the making of the Loan specified herein and the other matters set forth therein.

                 (M) SUBORDINATED DEBT. That MCTC subordinate all indebtedness of Mississippi One to MCTC (the "Mercury Cellular Debt") in right of payment and in all other respects, to any indebtedness of Mississippi One to CoBank including the loan made to the Borrower by CoBank in the aggregate amount of $32,400,000, for reloan to Mississippi One (the "Mississippi One Loan"), which subordination shall provide that no interest or principal payments may be made on the Mercury Cellular Debt without the consent of CoBank.

                 (N) EVENT OF DEFAULT. That no Event of Default (as that term is defined in Section 15) exists, and that there has occurred no event which with the passage of time or the giving of notice, or both, could become an Event of Default (each such event, a "Default").

                 (O) REPRESENTATIONS AND WARRANTIES. That the representations and warranties of the Borrower contained in this Agreement and any other Loan Document to which it is a party, of MCTC contained in the MCTC Guaranty and any other Loan Document to which it is a party, of CCC contained in the CCC Limited Recourse Guaranty and any other Loan Document to which it is a party, and of Mercury contained in the Mercury Limited Recourse Guaranty and any other Loan Document to which it is a party, be true and correct in all material respects on and as of the Funding Date, as though made on and as of the Funding Date.

                 (P) OTHER DOCUMENTS. That CoBank receive such other opinions, certificates and documents as CoBank may reasonably request.

Loan Agreement/CTC Financial
Loan No. T0388



         SECTION 12. REPRESENTATIONS AND WARRANTIES. To induce CoBank to make the Loan hereunder, and recognizing that CoBank is relying hereon, the Borrower represents and warrants, as of the date of this Agreement and as of the Funding Date, as follows:

                 (A) ORGANIZATION; POWERS; ETC. The Borrower (i) is duly organized, validly existing, and in good standing under the laws of the state of its incorporation; (ii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of its properties or the nature of its business requires such qualification; (iii) has all requisite corporate and legal power to own and operate its assets and to carry on its business and to enter into and perform its obligations under the Loan Documents to which it is a party; (iv) has duly and lawfully obtained and maintains all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may be otherwise required by law; (v) is a wholly-owned subsidiary of Cameron Telephone Company; and (vi) is eligible to borrow from CoBank.

                 (B) DUE AUTHORIZATION; NO VIOLATIONS; ETC. The execution and delivery by the Borrower of, and the performance by the Borrower of its obligations under, the Loan Documents to which it is a party have been duly authorized by all requisite corporate action on the part of the Borrower and its shareholders and do not and will not (i) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or bylaws, if any, of the Borrower, or any agreement, indenture, mortgage, or other instrument to which the Borrower is a party or by which the Borrower or any of its properties are bound, or (ii) be in conflict with, result in a breach of, or constitute with the giving of notice or lapse of time, or both, a default under any such agreement, indenture, mortgage, or other instrument.

                 (C) GOVERNMENTAL APPROVAL. No consent, permission, authorization, order, or license of any governmental authority is necessary in connection with the execution, delivery, performance, or enforcement of the Loan Documents to which the Borrower is a party or the creation and perfection of the liens and security interests granted thereby, except such as have been obtained and are in full force and effect.

                 (D) BINDING AGREEMENT. Each of the Loan Documents to which the Borrower is a party is, or when executed and delivered will be, the legal, valid, and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.

Loan Agreement/CTC Financial
Loan No. T0388


                 (E) COMPLIANCE WITH LAWS. The Borrower is in compliance in all material respects with all federal, state, and local laws, rules, regulations, ordinances, codes, and orders (collectively, "Laws"), the failure to comply with which could have a Material Adverse Effect on the Borrower.

                 (F) ENVIRONMENTAL COMPLIANCE. Without limiting the provisions of Subsection (E), all property owned or leased by the Borrower and all operations conducted by it are in compliance in all material respects with all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on the Borrower.

                 (G) LITIGATION. There are no pending legal, arbitration, or governmental actions or proceedings to which the Borrower is a party or to which any of its property is subject which could have a Material Adverse Effect on the Borrower, and to the best of the Borrower's knowledge, no such actions or proceedings are threatened or contemplated.

                 (H) FINANCIAL STATEMENTS; NO MATERIAL ADVERSE CHANGE; ETC. The audited financial statements of MCTC for the fiscal year ended December 31, 1995, and the unaudited financial statements of MCTC for the three-month period ended March 31, 1996, submitted to CoBank in connection with the Loan fairly and fully present in all material respects the financial condition of MCTC and the results of MCTC's operations for the periods covered thereby and were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and any system of accounts to which MCTC is subject. Since December 31, 1995, there has occurred no event which has had or would have a Material Adverse Effect on the Borrower. All budgets, projections, feasibility studies, and other documentation submitted by MCTC to CoBank in connection with the Loan were based upon assumptions that were reasonable and realistic at the time submitted and, as of the date hereof, no fact has come to light, and no event or transaction has occurred, which would cause any assumption made therein not to be reasonable or realistic.

                 (I) PRINCIPAL PLACE OF BUSINESS; RECORDS. The principal place of business and chief executive office of the Borrower and the place where the records required by Section 13(G) are kept is at the address of the Borrower shown in Section 19.

                 (J) EMPLOYEE BENEFIT PLANS. To the extent applicable, the Borrower is in compliance in all material respects with the applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder.

                 (K) TAXES. The Borrower has filed or caused to be filed all federal, state and local tax returns that are required to be filed, and has paid all taxes as shown on said returns or

Loan Agreement/CTC Financial
Loan No. T0388


on any assessment received by the Borrower to the extent that such taxes have become due, unless such taxes are being contested by the Borrower, in good faith and by appropriate proceedings and then only to the extent reserves required by GAAP have been set aside on the Borrower's books therefor.

                 (L) INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. The Borrower is not an "investment company" as that term is defined in, and is not otherwise subject to regulation under, the Investment Company Act of 1940, as amended. The Borrower is not a "holding company" as that term is defined in, and is not otherwise subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                 (M) USE OF PROCEEDS. The funds to be borrowed hereunder will be used only as contemplated hereby. No part of such funds will be used to purchase any "margin securities" or otherwise in violation of the regulations of the Federal Reserve System.

                 (N)      SUBSIDIARIES.  The Borrower has no subsidiaries.

                 (O) BUSINESS. The Borrower's sole business activity and operation is to borrow and reloan proceeds of such borrowings to MCTC and other affiliated entities.

         SECTION 13. AFFIRMATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect, the Borrower covenants and agrees to:

                 (A) CORPORATE EXISTENCE. Preserve and keep in full force and effect its corporate existence and good standing in the jurisdiction of its incorporation, and its qualification to transact business and good standing in all places in which the character of its properties or the nature of its business requires such qualification.

                 (B) COMPLIANCE WITH LAWS AND AGREEMENTS. Comply in all material respects with (i) all Laws, the failure to comply with which could have a Material Adverse Effect on the Borrower; and (ii) all agreements, indentures, mortgages, and other instruments to which it is a party or by which it or any of its property is bound.

                 (C) COMPLIANCE WITH ENVIRONMENTAL LAWS. Without limiting the provisions of Subsection (B), comply in all material respects with, and cause all persons occupying or present on any properties owned or leased by it to so comply with, all Laws relating to environmental protection, the failure to comply with which could have a Material Adverse Effect on the Borrower.

Loan Agreement/CTC Financial
Loan No. T0388


                 (D) LICENSES; PERMITS; ETC. Duly and lawfully obtain and maintain in full force and effect all licenses, certificates, permits, authorizations, approvals, and the like which are material to the conduct of its business or which may be required by Law.

                 (E) INSURANCE. Maintain insurance with insurance companies or associations acceptable to CoBank in such amounts and covering such risks as are usually carried by companies engaged in the same or similar business and similarly situated, and make such increases in the type or amount of coverage as CoBank may request. All such policies insuring any collateral provided for in any Loan Document shall provide for loss payable clauses or endorsements in form and content acceptable to CoBank. At the request of CoBank, all policies (or such other proof of compliance with this Subsection
(E) as may be to CoBank) shall be delivered to CoBank.

                 (F) PROPERTY MAINTENANCE. Maintain and preserve at all times its property, and each and every part and parcel thereof, in good repair, working order and condition, ordinary wear and tear excepted.

                 (G) BOOKS AND RECORDS. Keep adequate records and books of account in accordance with GAAP consistently applied and any system of accounts to which it is subject.

                 (H) INSPECTION. Permit CoBank or its agents, during normal business hours or at such other times as the parties may agree, to examine its properties, books, and records, and to discuss its affairs, finances, operations, and accounts with its officers, directors, employees, and independent certified public accountants.

                 (I)      REPORTS AND NOTICES.  Furnish to CoBank:

                          (1) ANNUAL FINANCIAL STATEMENTS. As soon as available, but in no event later than 120 days after the end of each fiscal year of MCTC occurring during the term hereof, annual consolidated and consolidating financial statements of MCTC prepared in accordance with GAAP consistently applied and any system of accounts to which MCTC is subject. Each of such financial statements shall: (i) be audited by independent certified public accountants selected by MCTC and acceptable to CoBank; (ii) be accompanied by a report of such accountants containing an opinion acceptable to CoBank;
         (iii) be prepared in reasonable detail; and (iv) include a balance sheet, a statement of income, a statement of retained earnings, a statement of cash flows, and all notes and schedules relating thereto.

                          (2)     MONTHLY AND YEAR-TO-DATE FINANCIAL
         STATEMENTS. As soon as available but in no event later than 60 days after the end of each of the first three fiscal quarters of each fiscal year of MCTC occurring during the term hereof, unaudited monthly

Loan Agreement/CTC Financial
Loan No. T0388


         (for the three months immediately preceding such fiscal quarter end) and year-to-date financial statements of MCTC prepared in accordance with GAAP consistently applied and any system of accounts to which MCTC is subject (except for the omission of footnotes and for the effect of normal year-end audit adjustments). Each of such financial statements shall: (i) be prepared in reasonable detail; and (ii) include a balance sheet, a statement of income for such months and period year-to-date, a statement of cash flows, and such other months statements as CoBank may specifically request, which statements shall include any and all supplements thereto.

                          (3) FINANCIAL FORECAST. As soon as available, but in no event later than 30 days after the first day of each fiscal year of MCTC occurring during the term hereof, a one-year financial forecast for MCTC which shall include, without limitation, a statement of income, a balance sheet, a statement of sources and uses of funds, capital expenditure projections and such other information as CoBank shall reasonably require.

                          (4) NOTICE OF DEFAULT. Promptly after becoming aware thereof, notice of (a) the occurrence of any Default or Event of Default hereunder or under any other Loan Document, and (b) the occurrence of any breach, default, event of default, or other event which with the giving of notice or lapse of time, or both, could become a breach, default, or event of default under any agreement, indenture, mortgage, or other instrument (other than the Loan Documents) to which the Borrower is a party or by which the Borrower or any of its property is bound or affected if the effect of such breach, default, event of default, or other event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness under such agreement, indenture, mortgage, or other instrument; provided, however, that the failure to give such notice shall not affect the right and power of CoBank to exercise any and all of the remedies specified herein.

                          (5) NOTICE OF NON-ENVIRONMENTAL LITIGATION. Promptly after the commencement thereof, notice of the commencement of all actions, suits, or proceedings before any court, arbitrator, or governmental department, commission, board, bureau, agency, or instrumentality affecting the Borrower which could have a Material Adverse Effect on the Borrower.

                          (6) NOTICE OF ENVIRONMENTAL LITIGATION. Without limiting the provisions of Subsection (I)(5), promptly after receipt or becoming aware thereof, notice of the receipt of all pleadings, orders, complaints, indictments, or other communications alleging a condition that may require the Borrower to undertake or to contribute to a cleanup or other response under Laws relating to environmental protection, or which seeks penalties, damages, injunctive relief, or criminal sanctions related to alleged violations of such Laws, or which claims personal injury or property damage to any person or property

Loan Agreement/CTC Financial
Loan No. T0388


         as a result of environmental factors or conditions or which could have a Material Adverse Effect on the Borrower.

                          (7) REGULATORY AND OTHER NOTICES. Promptly after filing, receipt or becoming aware thereof, copies of any filings or communications sent to or notices or other communications received by the Borrower or MCTC from any governmental authority, including, without limitation, the Louisiana Public Service Commission (the "Commission") and the FCC, relating to any noncompliance by the Borrower or MCTC with any Law or with respect to any matter or proceeding the effect of which could have a Material Adverse Effect on the Borrower or MCTC.

                          (8) MATERIAL ADVERSE CHANGE. Prompt notice of any matter which has had or could have a Material Adverse Effect on the Borrower or MCTC.

                          (9) COMPLIANCE CERTIFICATES. Concurrently with each financial statement required to be furnished pursuant to Subsections (I)(1) and (I)(2), a certificate in the form attached hereto as Exhibit B executed by the chief accounting officer of MCTC.

                          (10) ERISA REPORTABLE EVENTS. Within 10 days after the Borrower becomes aware of the occurrence of any Reportable Event (as defined in Section 4043 of ERISA) with respect to the Borrower or MCTC, a statement describing such Reportable Event and the actions proposed to be taken in response to such Reportable Event.

                          (11) OTHER INFORMATION. Such other information regarding the condition, financial or otherwise, or operations of the Borrower or MCTC as CoBank may, from time to time, reasonably request.

         SECTION 14. NEGATIVE COVENANTS. Unless otherwise agreed to in writing by CoBank, while this Agreement is in effect, the Borrower shall not:

                 (A) BORROWINGS. Create, incur, assume, or allow to exist, directly or indirectly, any indebtedness or liability for borrowed money, for the deferred purchase price of property or services, or for the lease of real or personal property which lease is required to be capitalized under GAAP or which is treated as an operating lease under regulations applicable to it but which otherwise would be required to be capitalized under GAAP, except for obligations to CoBank.

                 (B) LIENS. Create, incur, assume, or allow to exist any mortgage, deed of trust, deed to secure debt, pledge, lien (including the lien of an attachment, judgment, or execution),

Loan Agreement/CTC Financial
Loan No. T0388


         security interest, or other encumbrance of any kind upon any of its property, real or personal, except in favor of CoBank.

                 (C) MERGERS; ACQUISITIONS; ETC. Merge or consolidate with any other entity or acquire all or substantially all of the assets of any person or entity, or form or create any subsidiary, or commence operations under any other name, organization, or entity, including any joint venture.

                 (D) TRANSFER OF ASSETS. Sell, transfer, lease, enter into any contract for the sale, transfer or lease of, or otherwise dispose of, any of its assets.

                 (E) LOANS AND INVESTMENTS. After the date hereof, make any loan or advance to, invest in, purchase or make any commitment to purchase any stock, bonds, notes, or other securities of any person or entity, other than stock or other securities of CoBank and the advances to its affiliated entities of loan proceeds received from CoBank as contemplated by this Agreement or any other loan agreement entered into between CoBank and the Borrower.

                 (F) GUARANTEES. Guarantee, assume or otherwise become obligated or liable with respect to the indebtedness or other obligations of any person or entity.

                 (G) CHANGE IN BUSINESS. Engage in any business activity or operation different from or unrelated to the Borrower's current business activities or operations.

                 (H) DISPOSITION OF LICENSES. Sell, assign, transfer, or otherwise dispose of, or attempt to dispose of, in any way, any registrations, licenses, franchises, grants, permits, or other governmental approvals.

         SECTION 15. EVENTS OF DEFAULT. Each of the following shall constitute an "Event of Default" hereunder:

                 (A) PAYMENT DEFAULT. The failure by the Borrower to make any payment or investment required to be made hereunder, under the CoBank Note, or under any other Loan Document when due.

                 (B) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by the Borrower, MCTC, CCC or Mercury herein or in any other Loan Document, or any factual statement made in any certificate delivered in connection with the Loan, shall prove to have been false or misleading in any material respect on or as of the date made.

Loan Agreement/CTC Financial
Loan No. T0388


                 (C) CERTAIN AFFIRMATIVE COVENANTS. The failure by the Borrower to perform or comply with any covenant set forth in Section 13 (other than Sections 13(A) and 13(I)(4), (5), (6), (7), (8) and (10)), and such failure continues for 30 days after written notice thereof shall have been delivered by CoBank to the Borrower.

                 (D) OTHER COVENANTS AND AGREEMENTS. The failure by the Borrower to perform or comply with any other covenant or agreement contained herein, including, without limitation, any covenant excluded under Subsection
(C) above.

                 (E) CROSS-DEFAULT. The occurrence of any breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under (i) any Loan Document other than this Agreement, (ii) that certain Loan Agreement, dated as of April 20, 1995, by and between the Borrower and CoBank, providing for a loan of up to $18,000,000, (iii) that certain Amended and Restated Loan Agreement, dated as of May 15, 1996, as amended by that certain First Amendment and Supplement to Amended and Restated Loan Agreement, dated as of even date herewith, each by and between the Borrower and CoBank, providing for a loan of up to $32,400,000, (iv) that certain Loan Agreement, dated as of May 15, 1996, by and between the Borrower and CoBank, providing for a loan of up to $5,000,000, or (v) the terms of any other agreement (other than the Loan Documents) between the Borrower, MCTC, Mississippi One, CCC or Mercury, and CoBank, including, without limitation, any guaranty, loan agreement, security agreement, pledge agreement, mortgage, deed to secure debt, or deed of trust.

                 (F) OTHER INDEBTEDNESS. The occurrence of any breach, default, event of default, or event which with the giving of notice or lapse of time, or both, could become a default or event of default under any agreement, indenture, mortgage, or other instrument by which the Borrower or MCTC or any of their respective property is bound or affected (other than the Loan Documents) if the effect of such breach, default, event of default, or event is to accelerate, or to permit the acceleration of, the maturity of any indebtedness under such agreement, indenture, mortgage, or other instrument.

                 (G) JUDGMENTS. Any judgment, decree or order for the payment of money shall be rendered against the Borrower or judgments, decrees or orders for the payment of money in an aggregate amount in excess of $75,000 shall be rendered against MCTC and either (i) enforcement proceedings shall have been commenced; or (ii) such judgments, decrees, and orders shall continue unsatisfied and in effect for a period of 45 consecutive days without being vacated, discharged, satisfied, or stayed pending appeal.

                 (H) INSOLVENCY, ETC. Any of the Borrower, MCTC, CCC or Mercury (i) shall become insolvent or shall generally not, or shall be unable to, or shall admit in writing its inability

Loan Agreement/CTC Financial
Loan No. T0388


to, pay its debts as they come due; or (ii) shall suspend its business operations or a material part thereof or make an assignment for the benefit of creditors; or (iii) shall apply for, consent to, or acquiesce in the appointment of a trustee, receiver, or other custodian for it or any of its property or, in the absence of such application, consent, or acquiescence, a trustee, receiver, or other custodian is so appointed; or (iv) shall commence with respect to it or have commenced against it any proceeding under any bankruptcy, reorganization, arrangement, readjustment of debt, dissolution, or liquidation law or statute of any jurisdiction.

                 (I) ELIGIBILITY. The failure by the Borrower to maintain its eligibility to borrow from CoBank.

                 (J) SECURITY. Any of the Mortgage, the Security Agreement, the CCC Pledge Agreement or the Mercury Pledge Agreement or the filings contemplated thereby, shall for any reason fail (i) to create a valid and perfected first-priority lien or security interest (subject only to such exceptions as are therein permitted) on any of the property identified therein, or (ii) to secure thereunder the obligations evidenced by this Agreement, the CoBank Note, the MCTC Note, the MCTC Guaranty, the CCC Limited Recourse Guaranty or the Mercury Limited Recourse Guaranty, as applicable. Any of the MCTC Guaranty, the CCC Limited Recourse Guaranty or the Mercury Limited Recourse Guaranty shall fail for any reason to be the valid and binding obligations of MCTC, CCC or Mercury, respectively, or any of MCTC, CCC or Mercury shall in any way contest or dispute the validity and binding effect of the MCTC Guaranty, the CCC Limited Recourse Guaranty or the Mercury Limited Recourse Guaranty.

         SECTION 16.  REMEDIES UPON EVENT OF DEFAULT.

                 (A) AUTOMATIC ACCELERATION. Upon the occurrence of an Event of Default under Section 15(H), the entire unpaid principal balance of the CoBank Note, all accrued interest thereon, and all other amounts payable under this Agreement, the CoBank Note, and all other agreements between CoBank and the Borrower shall become immediately due and payable without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

                 (B) ACCELERATION; ETC. Upon the occurrence of an Event of Default other than under Section 15(H), upon notice to the Borrower, CoBank may declare the entire unpaid principal balance of the CoBank Note, all accrued interest thereon, and all other amounts payable under this Agreement and all other agreements between CoBank and the Borrower, to be immediately due and payable. Upon such a declaration, the unpaid principal balance of the CoBank Note and all such other amounts shall become immediately due and payable, without protest, presentment, demand, or further notice of any kind, all of which are hereby expressly waived by the Borrower.

Loan Agreement/CTC Financial
Loan No. T0388



                 (C) ENFORCEMENT. Upon the occurrence of an Event of Default, CoBank may proceed to protect, exercise, and enforce such rights and remedies as may be provided by agreement or under law including, without limitation, the rights and remedies provided for in the CoBank Note and any of the other Loan Documents. Each and every one of such rights and remedies shall be cumulative and may be exercised from time to time, and no failure on the part of CoBank to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or future exercise thereof, or the exercise of any other right. In addition, CoBank may hold and/or set off and apply against the Borrower's indebtedness any and all cash, accounts, securities, or other property in CoBank's possession or under its control.

                 (D) APPLICATION OF PAYMENTS. After acceleration of the Loan, all amounts received by CoBank shall be applied to the amounts owing hereunder, under the CoBank Note, and the other Loan Documents in whatever order and manner as CoBank shall elect.

                 (E) REGULATORY APPROVALS. Upon any action by CoBank to commence the exercise of remedies hereunder or under the Mortgage, the Security Agreement, the CCC Pledge Agreement or the Mercury Pledge Agreement, the Borrower hereby undertakes and agrees to cooperate and join with CoBank in any application to the Commission, the FCC, or any other regulatory body, administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances of officers and employees of the Borrower before such Governmental Authority, in each case in support of any such application made by CoBank, and the Borrower shall not, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.

         SECTION 17. COMPLETE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents are intended by the parties to be a complete and final expression of their agreement. No amendment, modification, or waiver of any provision hereof or thereof, nor any consent to any departure of the Borrower herefrom or therefrom, shall be effective unless approved by CoBank and contained in a writing signed by or on behalf of CoBank, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

         SECTION 18. APPLICABLE LAW. Except to the extent governed by applicable federal law, this Agreement shall be governed by and construed in accordance with the laws of the State of Louisiana without reference to choice of law doctrine.

         SECTION 19. NOTICES. All notices hereunder shall be in writing and shall be deemed to be duly given upon delivery, if delivered by "Express Mail," overnight courier, messenger or

Loan Agreement/CTC Financial
Loan No. T0388


other form of hand delivery or sent by telegram or facsimile transmission, or 3 days after mailing if sent by certified or registered mail, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

If to CoBank, as follows:                If to the Borrower, as follows:

CoBank, ACB                              CTC Financial, Inc.
200 Galleria Parkway                     One Lakeshore Drive, Suite 1495
Suite 1900                               P.O. Drawer 3709
Atlanta, Georgia  30339                  Lake Charles, Louisiana  70602
Attn:  Rural Utility Banking Group       Attn: Dusty Dumas; cc:Thomas G. Henning
Fax No.:  (770) 618-3202                 Fax No.:  (318) 439-0769


         SECTION 20. COSTS AND EXPENSES. The Borrower shall reimburse CoBank on demand for all reasonable out-of-pocket costs and expenses incurred by CoBank in connection with the origination, negotiation, preparation and administration of this Agreement and all other Loan Documents, and the preservation and enforcement of CoBank's rights and remedies hereunder and thereunder, including, without limitation: all (a) costs and expenses (including intangible and other taxes and any recording fees or expenses) incurred by CoBank to obtain, perfect, maintain, determine the priority of, or release any security contemplated hereunder; (b) fees and expenses of any outside counsel retained by CoBank to assist CoBank with respect to any matter contemplated by this Section 20 or to review this Agreement and all other Loan Documents and advise CoBank as to its rights and remedies hereunder or thereunder; (c) fees and expenses of any outside counsel retained by CoBank to represent it in any litigation involving the parties to any of the Loan Documents, including but not limited to, bankruptcy, receivership, or similar proceedings; and (d) fees, costs and expenses incurred in connection with obtaining surveys and appraisals, if any, required under this Agreement or any other Loan Document; provided, however, that the Borrower shall not be obligated to reimburse CoBank for legal fees (exclusive of associated expenses) for the initial negotiation and documentation of the Loan which, when aggregated with the legal fees (exclusive of associated expenses) of CoBank in connection with the negotiation and documentation of certain amendments to the Mississippi One Loan, exceed $35,000.

         SECTION 21. EFFECTIVENESS; SEVERABILITY. This Agreement shall continue in effect until all indebtedness and obligations of the Borrower hereunder and under all other Loan Documents shall have been fully and finally repaid. Any provision of the Loan Documents which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof.

Loan Agreement/CTC Financial
Loan No. T0388



         SECTION 22. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Borrower and CoBank and their respective successors and assigns, except that the Borrower may not assign or transfer its rights or obligations hereunder without the prior written consent of CoBank. Without the consent of, but with notice to, the Borrower, CoBank may (a) sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement, or (b) assign to one or more banks or other entities all or a portion of its rights and obligations under this Agreement.

         SECTION 23. CONSENT TO JURISDICTION. To the maximum extent permitted by law, the Borrower agrees that any legal action or proceeding with respect to this Agreement or any of the other Loan Documents may be brought in the courts of the State of Louisiana or of the United States of America for the Western District of Louisiana, all as CoBank may elect. By execution of this Agreement, the Borrower hereby irrevocably submits to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of CoBank to commence legal proceedings or otherwise proceed against the Borrower in any other jurisdiction or to serve process in any manner permitted or required by law.

         SECTION 24. OBLIGATIONS ABSOLUTE. The obligation of the Borrower to make all payments required to be made under this Agreement shall be independent of any action by the Commission or the FCC with respect to rates and/or disallowance of debt.

         SECTION 25. COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

         SECTION 26. DEFINED TERMS. For convenience of reference, set forth below opposite each defined term used in this Agreement is the location in this Agreement of the definition of such term:

           Defined Term                                  Location
           ------------                                  --------
           Agreement                                     Introductory Paragraph
           Borrower                                      Introductory Paragraph
           Business Day                                  Section 3
           CCC                                           Section 10
           CCC Limited Recourse Guaranty                 Section 10
           CCC Pledge Agreement                          Section 10

Loan Agreement/CTC Financial
Loan No. T0388



     CoBank                                       Introductory Paragraph
     CoBank Note                                  Section 7
     Commission                                   Section 13(I)(7)
     Default                                      Section 11(N)
     Event of Default                             Section 15
     FCC                                          Section 10
     Funding Date                                 Section 3
     GAAP                                         Section 12(H)
     Governmental Authority                       Section 16(E)
     Interest Period                              Section 4(A)(2)
     Laws                                         Section 12(E)
     Loan                                         Section 1
     Loan Documents                               Section 11(A)
     Material Adverse Effect                      Section 11(J)
     Maturity Date                                Section 5
     Mississippi One                              Section 2
     Mississippi One Loan                         Section 11(M)
     MCTC                                         Section 2
     MCTC Guaranty                                Section 10
     MCTC Note                                    Section 10
     MCTC Pledge Agreement                        Section 10
     Mercury                                      Section 10
     Mercury Cellular Debt                        Section 11(M)
     Mercury Limited Recourse Guaranty            Section 10
     Mercury Pledge Agreement                     Section 10
     Mortgage                                     Section 10
     National Variable Rate                       Section 4(A)(1)
     Payment Date                                 Section 5
     Portion                                      Section 4(A)(1)
     Quoted Rate                                  Section 4(A)(2)
     Security Agreement                           Section 10
     Surcharge                                    Section 6
     Treasury Margin                              Section 4(A)(2)
     Treasury Rate                                Section 4(A)(2)
     U.S. Treasury Rate                           Section 4(A)(2)
     Variable Rate                                Section 4(A)(1)

Loan Agreement/CTC Financial
Loan No. T0388


         THUS DONE AND SIGNED, in several counterparts at the places and on the dates indicated below, and in the presence of the respective undersigned Notaries Public and the respective undersigned witnesses indicated below, by duly authorized officers of the respective parties, after a due reading of the whole.

         At Lake Charles, Louisiana, on July 1, 1996.



                                 CTC FINANCIAL, INC.


                                 By:  /s/  WILLIAM L. HENNING JR.
                                    ----------------------------------------
                                     Name:  William L. Henning Jr.
                                     Title: President


                                        Attest: /s/  THOMAS G. HENNING
                                               -----------------------------
                                                Name:   Thomas G. Henning
                                                Title:  Secretary

                                                         [CORPORATE SEAL]


Witnesses to all signatures:

/s/ SHEILA KING
--------------------------------------------
Witness

/s/ PATRICIA HAMILTON
--------------------------------------------
Witness

/s/ [ILLEGIBLE]
--------------------------------------------
Notary Public

My commission expires:  LIFE
                       -------------

         [NOTARIAL SEAL]


                      [Signatures Continued on Next Page]

Loan Agreement/CTC Financial
Loan No. T0388


                   [Signatures Continued from Previous Page]


         At Atlanta, Georgia, on July 2, 1996.



                          COBANK, ACB


                          By:  /s/ MARY KAY DEERING
                             -------------------------------------
                              Name: Mary Kay Deering
                                   -------------------------------
                              Title: Vice President
                                    ------------------------------



Witnesses to signature:


/s/ SHAUNE KEENAN
--------------------------------------------
Witness


/s/ [ILLEGIBLE]
--------------------------------------------
Witness


MARIANNE R. HOWELL
--------------------------------------------
Notary Public
                       Notary Public, Cobb County, Georgia
My commission expires: My Commission Expires April 25, 1999
                       -------------------------------------

         [NOTARIAL SEAL]

Loan Agreement/CTC Financial
Loan No. T0388


                                   EXHIBIT A

                      CLOSING CERTIFICATE - LOAN NO. T0388


         THIS CLOSING CERTIFICATE is given by ________________________, President of CTC FINANCIAL, INC. (the "Borrower"), ___________________, President of MERCURY CELLULAR TELEPHONE COMPANY ("MCTC"), ___________________, President of CAMERON COMMUNICATIONS CORPORATION ("CCC"), and _________________, President of MERCURY, INC. ("Mercury"), pursuant to Section 11(L) of that certain Loan Agreement, dated as of July 1, 1996, by and between CoBank, ACB and the Borrower (the "Loan Agreement"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         We hereby certify as follows:

         1. We are the President of the Borrower, the President of MCTC, the President of CCC, and the President of Mercury, respectively, and as such possess the knowledge and authority to certify to the matters herein set forth, and the matters herein set forth are true and accurate to the best of our present knowledge, information and belief after due inquiry;

         2. The representations and warranties of the Borrower contained in the Loan Agreement, of MCTC contained in the MCTC Guaranty, the Mortgage, and the Security Agreement, of CCC contained in the CCC Limited Recourse Guaranty and the CCC Pledge Agreement, and of Mercury contained in the Mercury Limited Recourse Guaranty and the Mercury Pledge Agreement, are true and correct in all material respects on and as of the date hereof;

         3.      No Default or Event of Default exists as of the date hereof;
and

         4. Each of the conditions specified in Section 11 of the Loan Agreement required to be satisfied on or prior to the effective date hereof has been fulfilled as of the date hereof.

Loan Agreement/CTC Financial
Loan No. T0388



         IN WITNESS WHEREOF, we have executed this Closing Certificate as of ____________, 1996.






                          ----------------------------------------------
                                                           , President
                          ---------------------------------
                          CTC Financial, Inc.




                          ----------------------------------------------
                                                           , President
                          ---------------------------------
                          Mercury Cellular Telephone Company




                          ----------------------------------------------
                                                           , President
                          ---------------------------------
                          Cameron Communications Corporation




                          ----------------------------------------------
                                                           , President
                          ---------------------------------
                          Mercury, Inc.

Loan Agreement/CTC Financial
Loan No. T0388


                                   EXHIBIT B

                    COMPLIANCE CERTIFICATE - LOAN NO. T0388


         THIS COMPLIANCE CERTIFICATE is given by __________________, the [CHIEF ACCOUNTING OFFICER] of MERCURY CELLULAR TELEPHONE COMPANY ("MCTC"), pursuant to
Section 13(I)(9) of that certain Loan Agreement (the "Loan Agreement"), dated as of July 1, 1996, by and between CoBank, ACB and CTC Financial, Inc. (the "Borrower"), and Section 5(I)(9) of that certain Continuing Guaranty, dated as of April 20, 1995, made by MCTC for the benefit of CoBank, as amended by that certain First Amendment and Supplement to Continuing Guaranty, dated as of July 1, 1996 (the "MCTC Guaranty"). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

         I hereby certify as follows:

         1. I am the [CHIEF ACCOUNTING OFFICER] of MCTC and as such possess the knowledge and authority to certify to the matters set forth in this Compliance Certificate;

         2. Attached hereto as Annex A are the [AUDITED/UNAUDITED] [ANNUAL/MONTHLY] [CONSOLIDATED AND CONSOLIDATING] financial statements of MCTC, for the fiscal [YEAR/QUARTER] ended ______________, as required by Section 13(I) [(1)/(2)] of the Loan Agreement and Section 6(I) [(1)/(2)] of the MCTC Guaranty. Such financial statements were prepared in accordance with GAAP consistently applied (except as may be noted therein) and any system of accounts to which MCTC is subject and fairly present the financial condition of MCTC during the periods covered thereby and as of the dates thereof (subject, if applicable, to normal year-end adjustments);

         3. As of the date of such financial statements, MCTC is in compliance with the covenants set forth in Section 5(J) of the MCTC Guaranty. Attached hereto as Annex B are calculations which demonstrate the compliance by MCTC with such covenants; and

Loan Agreement/CTC Financial
Loan No. T0388


         4. I have reviewed the activities of the Borrower and MCTC, and consulted with appropriate representatives of the Borrower and MCTC during the fiscal [YEAR/QUARTER] ended ______________, and reviewed the Loan Documents.
As of the date of this Compliance Certificate, there exists no condition, event or act which would constitute a Default or Event of Default under the Loan Agreement, except as disclosed on Annex C hereto.

         IN WITNESS WHEREOF, I have executed this Compliance Certificate as of _____________, _____.




                             ---------------------------------------------------
                                                             , [CHIEF ACCOUNTING
                             --------------------------------
                             OFFICER]
                             Mercury Cellular Telephone Company

                                                                             CTC
                                                                  LOAN NO. T0388

                                  COBANK, ACB

                                PROMISSORY NOTE

                              CTC FINANCIAL, INC.

                            LAKE CHARLES, LOUISIANA

$13,000,000                                                 DATED:  JULY 1, 1996

       FOR VALUE RECEIVED, CTC FINANCIAL, INC. (the "Borrower"), promises to pay to the order of COBANK, ACB (the "Payee"), at the times and in the manner set forth in that certain Loan Agreement, dated as of even date herewith, and numbered T0388, by and between the Borrower and the Payee (as that agreement may be amended, supplemented, extended or restated from time to time, the "Loan Agreement"), the principal sum of THIRTEEN MILLION DOLLARS ($13,000,000) or such lesser amount as may be advanced hereunder, together with interest on the unpaid principal balance hereof at the rate or rates provided for in the Loan Agreement.

       This Note is given for one or more advances to be made by the Payee to the Borrower pursuant to the Loan Agreement, all of the terms and provisions of which are incorporated herein by reference. Advances, accrued interest and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances.

       The Borrower hereby waives presentment for payment, demand, protest, and notice of dishonor and nonpayment of this Note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to it or to anyone who has assumed the payment of this Note, and it is specifically agreed that the obligations of the Borrower shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

       Should this Note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the Borrower agrees to pay reasonable attorneys' fees, together with all costs and expenses incident thereto, to the extent allowed by law. Except to the extent governed by applicable federal law, this Note shall be governed by and construed in accordance with the laws of the State of Louisiana without reference to choice of law doctrine.



                       [Signatures follow on next page.]

Promissory Note/CTC
Loan No. T0388


       IN WITNESS WHEREOF, the Borrower has caused this Note to be executed, attested and delivered under seal by its duly authorized officers as of the date first shown above.



                                   CTC FINANCIAL, INC.


                                   By:  WILLIAM L. HENNING, JR.
                                       ------------------------------
[CORPORATE SEAL]                   Name: William L. Henning, Jr.
                                        -----------------------------
                                        Title:    President


                                   Attest: /s/ THOMAS G. HENNING
                                          ---------------------------
                                           Name: Thomas G. Henning
                                                ---------------------
                                           Title:  Secretary





                                      -2-